LP Reports Third Quarter 2019 Results and Provides Strategic Update
Third Quarter Results

•	Net sales for the third quarter of $603 million, 18 percent lower than the prior year.

•	SmartSide Strand sales increased 13 percent compared to the third quarter of 2018 and 10 percent for the first nine months of 2019.

•	Overall OSB commodity price realization dropped 41 percent from the third quarter of 2018 and 42 percent from the first nine months of 2018.

•	Net income attributed to LP for the third quarter was $2 million ($0.02 per diluted share) and $46 million ($0.36 per diluted share) for the first nine months of 2019

•	Non-GAAP adjusted income from continuing operations was $10 million ($0.08 per diluted share) for the third quarter of 2019 and $40 million ($0.32 per diluted share) for the first nine months of 2019.

•	Adjusted EBITDA for the third quarter was $49 million and $160 million for the first nine months of 2019.

Strategic Update and Execution of Capital Allocation Plan

•	LP reaffirms its 2019 SmartSide Strand growth target of 10 percent and its long-term growth target of 10-12 percent.

•	Reporting $28 million in operational improvements and supply chain optimization through the first half of 2019 towards 2021 target of $75 million.

•	Paid $480 million in the first nine months as part of share repurchase programs.

•	Paid $50 million in dividends in the first nine months and announced an additional $0.135 per share dividend.

Nashville, TN., November 5, 2019 - Louisiana-Pacific Corporation (LP) (NYSE: LPX), a leading provider of high-performance building solutions, today reported financial results for the third quarter and first nine month of 2019.

Third Quarter Performance

“Through the third quarter, despite starts below last year, our sales and operations teams executed very well “ said Brad Southern, LP Chief Executive Officer.  “The Siding segment achieved a second consecutive record quarter for SmartSide Strand revenue while also setting a record quarter for safety.  The OSB segment had its lowest cash cost of production in two years while balancing supply and demand in a difficult market. In Q3 we reduced finished goods inventory by $29 million, which contributed to excellent cash flow for the quarter, and reached $28 million in year to date efficiency savings.  This means we remain ahead of pace to achieve our 2021 targets.”

Dividend

LP announced its quarterly cash dividend of $0.135 per share will be paid on December 4, 2019 to shareholders of record on November 14, 2019.

Third Quarter and Year to Date Results

For the third quarter of 2019, LP reported net sales of $603 million, down from $737 million in the third quarter of 2018. For the third quarter of 2019, LP reported net income attributed to LP of $2 million, or $0.02 per diluted share, compared to $124 million, or $0.86 per diluted share, for the third quarter of 2018. Non-GAAP adjusted income from continuing operations was $10 million, or $0.08 per diluted share. Adjusted EBITDA for the third quarter of 2019 was $49 million compared to $193 million in the third quarter of 2018. Declines in OSB pricing in all North American operations had a negative impact on LP's operating results of $119 million for the quarter ended September 30, 2019.

For the first nine months of 2019, LP reported net sales of $1.8 billion, down from $2.2 billion in the same period of 2018. LP reported net income attributed to LP of $46 million, or $0.36 per diluted share, compared to $378 million, or $2.59 per diluted share, for the same period of 2018. Non-GAAP adjusted income from continuing operations was $40 million, or $0.32 per diluted share. Adjusted EBITDA for the first nine months of 2019 was $160 million compared to $595 million in the same period of 2018. Declines in OSB pricing in all North American operations had a negative impact on LP's operating results of $278 million for the nine months ended September 30, 2019.

Segment Results

Siding

The Siding segment consists of LP SmartSide® trim and siding, LP CanExel® prefinished siding, as well as LP Outdoor Building Solutions® innovative products for premium outdoor buildings. The Siding segment reported net sales of $259 million in the third quarter of 2019, as compared to $241 million in the third quarter of 2018. For the third quarter of 2019, the Siding segment reported operating income of $38 million compared to $51 million in the third quarter of 2018. For the third quarter of 2019, Adjusted EBITDA for this segment was $47 million compared to $60 million in the third quarter of 2018.

For the first nine months, Siding reported sales of $733 million, flat from the first nine months of 2018, and operating income of $108 million compared to $140 million in 2018. Adjusted EBITDA for the first nine months of 2019 was $135 million compared to $167 million in 2018.

Oriented Strand Board

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing. The OSB segment reported net sales of $197 million in the third quarter of 2019, a decrease of 43 percent from $349 million of net sales in the third quarter of 2018. The OSB segment reported an operating loss of $16 million compared to operating income of $106 million in the third quarter of 2018. For the third quarter, Adjusted EBITDA for this segment was negative $1 million compared to positive $123 million in the third quarter of 2018. The decrease in selling price negatively impacted operating results and Adjusted EBITDA by approximately $119 million for the quarter as compared to the third quarter of 2018.

For the first nine months, the OSB segment reported net sales of $605 million, a decrease of 42 percent from $1.0 billion of net sales in the first nine months of 2018. The OSB segment reported an operating loss of $41 million compared to operating income of $345 million in the first nine months of 2018. Adjusted EBITDA for this segment was $4 million compared to $391 million in the first nine months of 2018. The decrease in selling price negatively impacted operating results and Adjusted EBITDA by approximately $275 million for the first nine months as compared to the same period of 2018.

Engineered Wood Products (EWP)

The EWP segment is comprised of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL), Laminated Strand Lumber (LSL) and other related products. The EWP segment reported net sales of $105 million in the third quarter of 2019 as compared to $110 million in the third quarter of 2018. The EWP segment reported operating income of $2 million as compared to $6 million in the third quarter of 2018. For the third quarter, Adjusted EBITDA for this segment was $6 million compared to $10 million in the third quarter of 2018.

For the first nine months, the EWP segment reported net sales of $303 million compared to $329 million of net sales in the first nine months of 2018. The EWP segment reported an operating income of $11 million compared to $12 million in the first nine months of 2018. Adjusted EBITDA for this segment was $22 million compared to $27 million in the first nine months of 2018.

South America

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales of $36 million in the third quarter of 2019 compared to $35 million in the third quarter of 2018. The South America segment reported operating income of $6 million compared to $7 million in the third quarter of 2018. For the third quarter, Adjusted EBITDA for this segment was $7 million compared to $9 million in the third quarter of 2018.

For the first nine months, the South America segment reported net sales of $121 million compared to $122 million of net sales in the first nine months of 2018. The South America segment reported an operating income of $20 million compared to operating income of $25 million in the first nine months of 2018. Adjusted EBITDA for this segment was $27 million compared to $32 million in the first nine months of 2018.

2019 Guidance
LP’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in LP’s “Forward-Looking Statements.”

•	Given its current outlook, LP expects capital expenditures for 2019 to be less than $160 million.

•	LP reaffirms its 2019 SmartSide Strand sales growth target of 10 percent and its long-term growth target of 10-12 percent.

About LP Building Solutions

As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair and remodel markets, light commercial facilities and outdoor buildings. LP also provides industry-leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under LPX. For more information, visit LPCorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; the costs, and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

Use of Non-GAAP information
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release discloses segment earnings (loss) from continuing operations before interest expense, taxes, depreciation and amortization and exclude stock based compensation expense, (gain) loss on sales or impairment of long-lived assets, other operating credits and charges, net, loss on early debt extinguishment, investment income and other non-operating items as Adjusted EBITDA which is a non-GAAP financial measure. It also discloses Adjusted income from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net, early debt extinguishment and adjusts for a normalized tax rate. Adjusted EBITDA and Adjusted income from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity.
LP has Adjusted EBITDA in this press release because it uses this as important supplemental measure of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. LP uses Adjusted EBITDA to evaluate its performance as compared to other companies in its industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which LP otherwise incurred or experienced in connection with the operation of its business.
LP believes that Adjusted income from continuing operations, which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net and early debt extinguishment, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. LP believes that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of its business.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$603	$737	$1,773	$2,239
Cost of sales	529	524	1,540	1,589
Gross profit	75	213	233	650

Selling, general and administrative expenses	58	51	172	152
(Gain) loss on sale or impairment of long lived assets, net	5	—	6	—
Other operating credits and charges, net	3	(6)	2	(11)
Income from operations	8	168	53	510
Interest expense, net of capitalized interest	(4)	2	(5)	1
Other non-operating items	(1)	(2)	8	(4)
Income from continuing operations before taxes	3	167	56	506
Provision for income taxes	3	42	13	123
Equity in loss of unconsolidated affiliate	—	1	—	2
Income from continuing operations	1	124	43	382
Loss from discontinued operations	—	—	—	(4)
Net income	$1	$124	$42	$378
Less: Net loss attributed to non-controlling interest	(1)	—	(3)	—
Net income attributed to Louisiana-Pacific Corporation	$2	$124	$46	$378

Amounts attributed to Louisiana-Pacific Corporation shareholders:
Income from continuing operations, net of tax	$2	$124	$46	$382
Income from discontinued operations, net of tax	—	—	—	(4)
	$2	$124	$46	$378
Net income per share of common stock:
Income from continuing operations	$0.02	$0.87	$0.37	$2.65
Loss from discontinued operations	—	—	—	(0.03)
Net income per share - basic	$0.02	$0.87	$0.37	$2.62
Diluted net income per share of common stock:
Income from continuing operations	$0.02	$0.86	$0.36	$2.62
Loss from discontinued operations	—	—	—	(0.03)
Net income per share - diluted	$0.02	$0.86	$0.36	$2.59

Weighted average shares of stock outstanding - basic	121.4	142.5	125.1	143.9
Weighted average shares of stock outstanding - diluted	122.2	143.9	125.9	145.6

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$304	$878
Receivables, net of allowance for doubtful accounts of $3 million at September 30, 2019 and $1 million at December 31, 2018	183	128
Inventories	260	273
Prepaid expenses and other current assets	14	8
Total current assets	761	1,287
Timber and timberlands	61	62
Property, plant and equipment, net	1,034	1,010
Goodwill and other intangible assets	54	26
Operating lease assets	41	—
Investments in and advances to affiliates	10	49
Restricted cash	14	13
Other assets	65	61
Deferred tax asset	3	4
Total assets	$2,043	$2,514

LIABILITIES AND EQUITY
Current portion of long-term debt	$3	$5
Accounts payable and accrued liabilities	213	236
Income taxes payable	1	21
Current portion of contingency reserves	—	—
Total current liabilities	216	262
Long-term debt, excluding current portion	348	347
Deferred income taxes	78	62
Non-current operating lease liabilities	33	—
Contingency reserves, excluding current portion	8	9
Other long-term liabilities	137	135
Redeemable noncontrolling interest	12	—
Stockholders’ equity:
Common stock	135	153
Additional paid-in capital	453	458
Retained earnings	1,185	1,613
Treasury stock	(408)	(378)
Accumulated comprehensive loss	(152)	(146)
Total stockholders’ equity	1,213	1,700
Total liabilities and stockholders’ equity	$2,043	$2,514

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1	$124	$42	$378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30	31	90	92
Gain on acquisition	—	—	(14)	—
Other adjustments, net	17	(1)	23	4
Changes in assets and liabilities:
(Increase) decrease in receivables	(6)	19	(46)	(26)
(Increase) decrease in inventories	31	2	14	(12)
(Increase) decrease in prepaids and other current assets	(3)	1	(6)	(4)
Increase (decrease) in accounts payable and accrued liabilities	(11)	2	(29)	(18)
Increase (decrease) in income taxes payable and deferred income taxes	1	10	(15)	47
Pension contributions	—	(36)	(1)	(41)
Net cash provided by operating activities	59	151	58	419
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(37)	(63)	(118)	(150)
Cash acquired (used in) acquisition	—	—	33	—
Investment in unconsolidated affiliate	(3)	—	(3)	(45)
Other investing activities	(1)	—	(1)	23
Net cash used in investing activities	(40)	(63)	(90)	(173)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(22)	(3)	(22)
Payment of cash dividends	(16)	(19)	(50)	(56)
Purchase of stock	(42)	(60)	(480)	(99)
Other financing activities	(2)	(2)	(8)	(6)
Net cash used in financing activities	(60)	(102)	(541)	(183)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2)	(1)	(1)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	(44)	(14)	(574)	59
Cash, cash equivalents and restricted cash at beginning of period	362	1,014	892	941
Cash, cash equivalents and restricted cash at end of period	$318	$1,000	$318	$1,000

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales:
Siding	$259	$241	$733	$729
OSB	197	349	605	1,050
EWP	105	110	303	329
South America	36	35	121	122
Other	6	3	16	9
Intersegment sales	(1)	—	(4)	—
	$603	$737	$1,773	$2,239
Operating profit (loss):
Siding	$38	$51	$108	$140
OSB	(16)	106	(41)	345
EWP	2	6	11	12
South America	6	7	20	25
Other	(4)	(2)	(10)	(7)
Other operating credits and charges, net	(3)	6	(2)	11
Gain (loss) on sale or impairment of long-lived assets, net	(5)	—	(6)	—
General corporate and other expenses, net	(6)	(6)	(23)	(18)
Interest expense, net	(4)	2	(5)	1
Other non-operating items	(1)	(2)	8	(4)
Income from continuing operations before taxes	5	166	59	505
Provision for income taxes	3	42	13	123
Income from continuing operations	$2	$124	$46	$382

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

	Quarter Ended September 30,		Nine Months Ended September 30,
Housing starts[1]:	2019	2018	2019	2018
Single Family	246	236	677	688
Multi-Family	103	95	287	285
	349	331	964	972

[1] Actual U.S. Housing starts data reported by U.S. Census Bureau

The following table sets forth North American sales volumes for the quarter ended September 30, 2019 and 2018:

	Quarter Ended September 30, 2019				Quarter Ended September 30, 2018
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	332	—	—	332	291	—	—	291
SmartSide® fiber siding (MMSF)	56	—	—	56	62	—	—	62
CanExel® siding (MMSF)	13	—	—	13	7	—	—	7
OSB - commodity (MMSF)	4	565	—	569	47	660	4	710
OSB - value added (MMSF)	1	419	5	425	1	435	9	445
LVL (MCF)	—	—	1,866	1,866	—	—	1,715	1,715
LSL (MCF)	—	—	751	751	—	—	1,086	1,086
I-joist (MMLF)	—	—	28	28	—	—	24	24

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	926	—	—	926	862	—	—	862
SmartSide® fiber siding (MMSF)	160	—	—	160	175	—	—	175
CanExel® siding (MMSF)	35	—	—	35	32	—	—	32
OSB - commodity (MMSF)	47	1,685	17	1,749	112	1,939	29	2,079
OSB - value added (MMSF)	4	1,229	16	1,249	59	1,218	30	1,307
LVL (MCF)	—	—	5,323	5,323	—	—	5,564	5,564
LSL (MCF)	—	—	2,418	2,418	—	—	3,051	3,051
I-joist (MMLF)	—	—	73	73	—	—	69	69

Reconciliation of Net income to Adjusted EBITDA

	Quarter Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Net income	$1	$124	$42	$378
Add (deduct):
Loss from noncontrolling interest	1	—	3	—
Loss from discontinued operations	—	—	—	4
Income from continuing operations attributable to LP	2	124	46	382
Provision for income taxes	3	42	13	123
Depreciation and amortization	29	31	89	92
Stock-based compensation	2	2	6	6
(Gain) loss on sale or impairment of long-lived assets, net	5	—	6	—
Other operating credits and charges, net	3	(6)	2	(11)
Interest expense, net	4	(2)	5	(1)
Non-operating items	1	2	(8)	4
Adjusted EBITDA	$49	$193	$160	$595

Siding	47	$60	135	$167
OSB	(1)	123	4	391
EWP	6	10	22	27
South America	7	9	27	32
Other	(4)	(2)	(8)	(6)
Corporate	(6)	(6)	(20)	(15)
Adjusted EBITDA	$49	$193	$160	$595

Reconciliation of Net income to Adjusted income from continuing operations

	Quarter Ended September 30,		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$1	$124	$42	$378
Add (deduct):
Net loss attributed to noncontrolling interest	1	—	3	—
Loss from discontinued operations	—	—	—	4
(Gain) loss on sale or impairment of long-lived assets, net	5	—	6	—
Other operating credits and charges, net	3	(6)	2	(11)
Gain on acquisition	—	—	(14)	—
Reported tax provision	3	42	13	123
Adjusted income from continuing operations before tax	13	160	53	493
Normalized tax provision at 25%	3	40	13	123
Adjusted income from continuing operations	$10	$120	$40	$370
Diluted shares outstanding	122.2	143.9	125.9	145.6
Adjusted income from continuing operations per diluted share	$0.08	$0.83	$0.32	$2.54